POWER OF ATTORNEY


         KNOW ALL MEN BY THESE PRESENTS that I, Michael B. Goldberg, in my individual capacity and as Director of Unilab Corporation, a Delaware corporation (the "Company"), hereby constitute and appoint David Gee and/or Brian D. Urban, jointly or individually, from the date hereof until such time as this Power of Attorney is revoked in writing, to act as my true and lawful agent and attorney-in-fact, in my name and on my behalf to execute, consent to, swear to, acknowledge, record, file, amend and/or modify and deliver one or more registration statements for the filing of securities of the Company under the Securities Act of 1933, as amended (the "Securities Act") and any and all filings made by or on behalf of the Company with the United States Securities and Exchange Commission pursuant to the Securities Act and/or the Securities Exchange Act of 1934, as amended, including without limitation, the Annual Report on Form 10-K.

         IN WITNESS WHEREOF, the undersigned has executed this Power of Attorney this 23rd day of March 2000.

                                            /s/ Michael B. Goldberg
                                           ----------------------------
                                            Michael B. Goldberg